SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 16, 2005

friendlyway Corporation
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1255 Battery Street, Suite 200, San Francisco, California (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 94111 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (415) 288-3333

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

AMENDMENT NO. 1 ON FORM 8-K/A

FRIENDLYWAY CORPORATION

September 23, 2005

Explanatory Note:

This Amendment No. 1 on Form 8-K/A is filed solely to revise the disclosure in the friendlyway Corporation Form 8-K filed June 29, 2005 (the “Initial Filing”) regarding the number of unregistered equity securities sold to friendlyway AG. The other items and exhibits to the Initial Filing further remain unchanged and are not amended hereby.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the subscription agreement dated effective as of June 16, 2005 entered into by and between the Registrant and FWAG, the AG Notes were cancelled and FWAG subscribed the outstanding principal and accrued interest thereunder in consideration for the Registrant’s issuance of 2,318,575 shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2005	friendlyway Corporation

/s/ Michael Urban
Dr. Michael Urban
President/Chief Executive Officer